EXHIBIT 1.3

                                                    OF A DOCUMENT FILED WITH THE
                                                       REGISTRAR OF COMPANIES ON
                                                                      JAN 9 1991
                                     FORM 20
                                  (Section 370)
                          PROVINCE OF BRITISH COLUMBIA

                                                  "/s/ BW Weidger"
                                         ASSISTANT DEPUTY REGISTRAR OF COMPANIES
                                          FOR THE PROVINCE OF BRITISH COLUMBIA

                                                         Certificate of
                                                         Incorporation No.219019

                                   COMPANY ACT

                               SPECIAL RESOLUTION

The following Special Resolution was passed by the undermentioned Company on the date stated:

         Name of the Company:                   GOLDEN TREND ENERGY LTD.

         Date Resolution passed:                       November 13, 1990

         RESOLVED AS SPECIAL RESOLUTIONS:

1. THAT the name of the Company be changed to WORLD POWER BIKE INC., and that paragraph 1. of the Memorandum be altered accordingly.

2. THAT the authorized capital of the Company be altered by consolidating all of the 10,000,000 common shares without par value, of which 4,645,823 common shares are issued, into 3,333,333.3 common shares without par value, of which 1,548,607.6 common shares are issued, every three (3) of such shares before consolidation being consolidated into one (1) consolidated share, and that the authorized capital be increased from 3,333,333.3 shares without par value, of which 1,548,607.6 shares are issued, to 20,000,000 shares without par value, of which 1,548,607.6 shares are issued, all shares, issued and unissued, ranking pari passu;

3. THAT paragraph 3 of the Memorandum of the Company be amended to read as follows;

         "2. The authorized capital of the Company consists of 20,000,000 shares without par value."

4. THAT the Memorandum of the Company be in the form attached hereto and marked Schedule "A" so that the Memorandum, as altered, shall, at the time of filing, comply with the Company Act.

CERTIFIED a true copy the 11th day of December 1990

                                      (Signature)"/s/ Lee Tupper"

                                      (Relationship to Company) solicitor


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                                  SCHEDULE "A"

                                      FORM

                                   (Section 5)

                                   COMPANY ACT

                               ALTERED MEMORANDUM

           (As altered by Special Resolution passed November 13, 1990)

         We wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1.       The name of the Company is WORLD POWER BIKE INC.

2. The authorized capital of the Company consists of TWENTY MILLION (20,000,000) shares without par value.